STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT, dated as of March 15, 2005 (this "AGREEMENT"), by and among G T 5-Limited, a Nevada corporation ("GTFV"), Dante Pannella, a shareholder of GTFV (the “GTFV Shareholder”) CryoPort Systems, Inc., a California corporation ("CryoPort"):
RECITALS

WHEREAS, CryoPort and GTFV have each determined that the transactions contemplated by this Agreement, on the terms and conditions of this Agreement, would be advantageous and beneficial to their respective companies and shareholders.

WHEREAS, the parties hereto desire to consummate the transactions contemplated herein, pursuant to which (a) GTFV will transfer to the shareholders of CryoPort an aggregate of 24,108,105 shares (collectively, the "CryoPort Shares") of Common Stock, par value $0.001 per share, and (b) CryoPort shareholders, in exchange therefore, will transfer to GTFV an aggregate of 24,108,105 shares (collectively, the "GTFV Shares") of Common Stock, no par value, representing all of the issued and outstanding common stock of CryoPort.

WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the "Code")) and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

"Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

"Encumbrance" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

"Law" means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

"Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

  "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

  "Transaction Documents" means this Agreement and any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

ARTICLE II

EXCHANGE OF STOCK

SECTION 2.1. EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a) GTVF shall issue and deliver to each of the shareholders of CryoPort (the “CryoPort Shareholders”) one share of GTVF common stock for each share of CryoPort common stock owned by such shareholder, for an aggregate of 24,108,105 shares of GTVF common stock, and

(b) the Company shall cause each CryoPort Shareholder shall deliver to GTFV, one or more stock certificates, duly endorsed for transfer, representing all shares of CryoPort Common stock owned by such shareholder, for a aggregate of 24,108,105 shares of Common Stock; and

(c) GTFV currently has 5,600,000 shares of its $0.0001 par value common stock issued and outstanding. After giving effect to the exchange of shares herein, GTFV shall have 28,061,690 shares of common stock issued and outstanding.

(d) Following the exchange and receipt by the CryoPort Shareholders of the GTFV Shares, such CryoPort Shareholders shall own approximately 80% percent of the total issued and outstanding shares of GTFV common stock, and shall assume control of GTFV, whose common stock is qualified for trading on the Pink Sheets stock exchange under the symbol (“GTFV”).

SECTION 2.2. THE CLOSING.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as possible but no later than the fifth (5th) business day following the day the last of the conditions set forth in Article V shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by GTFV and CryoPort (the "Closing Date”).

(b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions at the Closing:

(i) the CryoPort Shareholders shall assign and transfer to GTFV the GTFV Shares, by physically delivering to GTFV one (1) or more stock certificates duly endorsed or accompanied by duly executed stock powers (with a medallion guaranty, if requested) sufficient to validly transfer the GTFV Shares to GTFV or its nominee; and

(ii) GTFV shall issue to each CryoPort Shareholder one share of GTFV common stock for each share of CryoPort Common Stock transferred by such CryoPort Shareholder, by physically delivering to such CryoPort Shareholder a stock certificate in the name of such CryoPort Shareholder representing the number of shares due such CryoPort Shareholder.

(iii) The current director(s) of GTFV shall elect the following individuals to the board of directors of GTFV Patrick Mullens, Jeffrey Dell, Marc Grossman, Peter Berry and David Petreccia, and shall thereafter tender their respective resignations from the board of directors.

(iv) The current officers of GTFV shall resign, and the new board elected pursuant to subsection (iii) above shall elect new officers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
GTFV AND THE GTFV SHAREHOLDER

GTFV and the GTFV Shareholder hereby jointly and severally represent and warrant to CryoPort and each CryoPort Shareholder that now and as of the Closing:

3.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

(a)
GTFV is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. GTFV is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which, when taken together with all other failures, is not likely to have a material adverse effect on the business of GTFV and its Subsidiaries taken as a whole.

(b)	GTFV does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)
GTFV has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. GTFV has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of GTFV, enforceable against GTFV in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by GTFV and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or By-laws of GTFV or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which GTFV is a party or by which GTFV is bound, or any judgment, order or decree, or any law, rule or regulation to which GTFV is subject, (ii) result in the creation of, or give any party the right to create, any Encumbrance or any other right or adverse interest upon any of the assets or common stock of GTFV, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which GTFV is a party or by which GTFV's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, GTFV is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3 Capitalization. The authorized capital stock of the GTFV immediately prior to giving effect to the transactions contemplated hereby consists of one hundred million (100,000,000) shares of Common Stock of which 5,600,000 shares of $0.0001 par value Common Stock are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock are, and the GTFV Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued in compliance with applicable federal and state securities laws, fully paid and nonassessable, and have not been or, with respect to the GTFV Shares, will not be issued in violation of any preemptive right of stockholders. The GTFV Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling GTFV to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. GTFV has not granted registration rights to any person.

3.4 Financial Statements. Exhibit 3.4 to the Disclosure Schedule contains copies of the balance sheets of the GTFV at November 30, 2004, and the related statements of operations, stockholders' equity and cash flows for the eleven months then ended (all such statements being the "GTFV Financial Statements"). The Financial Statements, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of GTFV as of the dates and for the periods indicated. The books of account and other financial records of GTFV have been maintained in accordance with good business practices.

3.5 Further Financial Matters. Except for Exhibit 3.5 of the Disclosure Schedule, GTFV does not have any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

3.6 Taxes. GTFV has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of GTFV and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by GTFV, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of GTFV has been audited or, presently under audit. GTFV has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). Except for item 3.6 of the Disclosure Schedule, there are no claims pending or, to the knowledge of GTFV or the GTFV Shareholder, threatened, against the GTFV for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of GTFV, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of GTFV and in the Financial Statements. GTFV has delivered to CryoPort copies of the federal income tax returns for each of the past two fiscal years.

3.7 Indebtedness; Contracts; No Defaults.

(a)
Except as set forth on Item 3.7 of the Disclosure Schedule, GTFV is not a party to any instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral.

(b)
Except as disclosed in Item 3.7 of the Disclosure Schedule, neither GTFV, any Subsidiary, nor, to the knowledge of GTFV or the GTFV Shareholder, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which GTFV is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by GTFV or, to the knowledge of GTFV, any other person or entity. GTFV has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

3.8 Personal Property. GTFV has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business and such property is free and clear of all Encumbrances.

3.9 Real Property. Except as set forth on Item 3.9 of the Disclosure Schedule, GTFV does not own, lease or sublease any real property.

3.10 Compliance with Law. GTFV is not conducting its business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. GTFV has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement. GTFV is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of GTFV or the GTFV Shareholder, threatened against GTFV that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that GTFV has reason to believe are likely to give rise to any material liability or other obligations of GTFV or any Subsidiary under any environmental laws.

3.11 Permits and Licenses. GTFV has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. GTFV has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

3.12 Ordinary Course. GTFV has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

3.13 No Adverse Changes. There have not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of GTFV as reflected in the Financial Statements, (b) any material loss sustained by GTFV, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of GTFV's business, or (c) to the best knowledge of GTFV or the GTFV Shareholder, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of GTFV.

3.14 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of GTFV or the GTFV Shareholder, threatened, against or affecting the business of the GTFV, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the GTFV or the GTFV Shareholder, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of GTFV ; and (c) GTFV has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.15 Insurance. GTFV does not currently maintain any form of insurance.

3.16 Articles of Incorporation and By-laws; Minute Books. The copies of the Articles of Incorporation and By-laws (or similar governing documents) of GTFV, and all amendments to each are true, correct and complete. The minute books of the GTFV contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the GTFV are true, correct and complete.

3.17 Employee Benefit Plans. GTFV does not maintain, nor has GTFV maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of GTFV, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with GTFV, any entity required to be aggregated in a controlled group or affiliated service group with GTFV for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

3.18 Affiliate Transactions. Except as disclosed in Item 3.18 of the Disclosure Schedule neither GTFV nor any officer, director or employee of the GTFV (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with GTFV or affecting the business of GTFV, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to GTFV which will subject GTFV, CryoPort or the CryoPort Shareholders to any liability or obligation from and after the Closing Date.

3.19 Trading and NASD Compliance. GTFV’s common stock is currently quoted on the Pink Sheets under the symbol “GTFV”, and GTFV is in compliance with all NASD requirements and currently has on file a Form 15c2-11, which is true, correct and complete as of the date hereof and the Closing Date. The Form 15c2-11 does no make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.20 Brokers, etc. GTFV is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of GTFV).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CRYOPORT

CryoPort represents and warrants to GTFV and the GTFV shareholder that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. POWER AND AUTHORITY; Enforceability. \

CryoPort is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. CryoPort has all requisite capacity, power and authority to execute, deliver and perform this Agreement. The Board of the Directors of CryoPort approved the transactions contemplated hereby at a duly noticed meeting held on February 10, 2005. The share exchanged contemplated hereby was approved by CryoPort Shareholders owning in the aggregate 79% of the issued and outstanding stock of CryoPort at a duly noticed meeting held on February 26, 2005. No other corporate action on the part of CryoPort is necessary to authorize the execution and delivery by CryoPort of this Agreement or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered and, upon execution by CryoPort, will constitute a valid and legally binding obligation of CryoPort, enforceable against CryoPort in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2 Capitalization. The authorized capital stock of CryoPort consists of 30,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value, of which, as of the date hereof, there were 24,108,105 shares of common stock and nil shares of preferred stock, issued and outstanding. As of the date hereof, CryoPort has outstanding options and warrant to purchase 2,508,988 and 1,832,257 shares of common stock, respectively.

SECTION 4.3. OWNERSHIP; TRANSFERABILITY. CryoPort represents that, the its best knowledge, the CryoPort Shareholders are the legal and beneficial owner of the GTFV Shares, free and clear of any Encumbrance or restriction on transfer, other than (i) restrictions under the Act, (ii) restrictions reflected in a legend on the certificates representing the GTFV Shares.

SECTION 4.4. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by CryoPort, nor the consummation by CryoPort of any transaction related hereto, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made.

SECTION 4.5. NO CONFLICTS. The execution and delivery by CryoPort of this Agreement, and the consummation of the transactions contemplated by this Agreement shall not, assuming the consents, approvals, filings or actions described in Section 4.4 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or by-laws of CryoPort, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which CryoPort is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to CryoPort or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the GTFV Shares being conveyed by the CryoPort Shareholders.

SECTION 4.6. RESTRICTED. CryoPort understands that the CryoPort Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

SECTION 4.7. LEGENDS. It is understood that the certificate(s) evidencing the CryoPort Shares shall bear a legend substantially in the form below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

SECTION 4.8. BROKERS, etc. CryoPort is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of CryoPort).

SECTION 4.9. REVERSE SPLITS. CryoPort hereby agrees that following the consummation of the transactions contemplated hereby it not to effectuate a reverse split of its common stock for a period of 24 consecutive months thereafter.

ARTICLE V

CONDITIONS PRECEDENT; RELATED COVENANTS

SECTION 5.1. CLOSING EFFORTS. Each of the parties hereto shall use its commercially reasonable efforts ("Reasonable Efforts") to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its reasonable best efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF CRYOPORT AND GTFV. The obligations of CryoPort to transfer the CryoPort Shares and GTFV to transfer the GTFV Shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of GTFV and CryoPort set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of GTFV and CryoPort set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3 CRYOPORT COVENANTS. Upon execution of this Agreement, Cryoport will immediately cause to be delivered to the CryoPort Shareholders notice of the share exchange and the procedures to be followed to consummate the exchange contemplated hereby. In addition, as to those shareholders who did not consent to the transaction, CryoPort shall deliver to them the dissenter’s rights information required to be delivered pursuant to Chapter 13 of the General Corporation Law of California.

SECTION 5.4 INVESTMENT REPRESENTATION. In connection with the each CryoPort Shareholder’s exchange of such shareholders shares, GTFV’s transfer agent shall cause such shareholder to execute a representation in the form of the attached Exhibit A.

SECTION 5.5 NAME CHANGE. Prior to the Closing, the GTFV Shareholder shall take all steps required by applicable law to obtain board and shareholder approval of a change in GTFV’s name to CryoPort, Inc. Following receipt of the required approvals, the appropriate documentation required to effect the name change shall be prepared and signed by an officer of GTFV, which documentation shall be filed with the Secretary of State of Nevada upon the Closing.

SECTION 5.6 OPTIONS AND WARRANTS. All options and warrants to purchase common stock of CryoPort outstanding as of the Closing, shall, upon the Closing be converted into options and warrants to purchase an equal number of shares of GTFV common stock at the same exercise prices.

ARTICLE VI

TERMINATION

SECTION 6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the written consent of each party hereto.

SECTION 6.2. TERMINATION BY EITHER GTFV OR CRYOPORT. This Agreement may be terminated (upon written notice from the terminating party hereto to the other party hereto) and the transactions contemplated hereby may be abandoned by action of any party hereto, if (a) the Closing shall not have occurred on or prior to ___________, 2005 (unless, as of such time, a minimum of 50.1% of the GTFV Shares have been tendered for exchange), or (b) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign shall have issued a Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law or Order shall have become final and nonappealable.

SECTION 6.3. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article VI hereof, no party hereto or, its directors or officers or other controlling persons shall have any liability or further obligation to any other party hereto pursuant to this Agreement, except that Article VIII hereof shall survive termination of this Agreement and nothing herein will relieve any party hereto from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 The GTFV Shareholder hereby agrees to defend, indemnify and hold harmless each of GTFV, CryoPort and the CryoPort Shareholders (each an “Indemnified Party”), from an against, and to reimburse each Indemnified Party with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by such Indemnified Party by reason of, arising out of, or in connection with any (i) transaction, act or omission to act by GTFV and/or any shareholder, director or officer thereof prior to the Closing Date, and (ii) material breach of any representation or warranty contained in this Agreement made by GTFV and/or the GTFV Shareholder or in any document or certificate delivered by GTFV and/or the GTFV Shareholder pursuant to the provisions of this Agreement or in any connection with the transactions contemplated thereby. As security for the foregoing indemnification obligation, the GTFV shareholder agrees to place into a mutually acceptable escrow 200,000 shares of GTFV common stock for a period of one year. The shares held in escrow shall be sold and the proceeds used to satisfy any indemnification claim that the GTFV and/or the GTFV Shareholder shall be required to satisfy pursuant to Section 7.3 below.

Section 7.2 Indemnity of GTFV. CryoPort agrees to defend, indemnify and hold harmless GTFV and the GTFV Shareholder from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by CryoPOrt or in any document or certificate delivered by CryoPort pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

Section 7.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE VIII

GENERAL PROVISIONS; OTHER AGREEMENTS

SECTION 8.1. PRESS RELEASES. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Securities and Exchange Commission), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 8.2. TAX-FREE TRANSACTION. From and after the date of this Agreement, CryoPort shall use all reasonable efforts to cause the transactions contemplated hereby to qualify, and shall not knowingly take any actions or permit any actions to be taken that could reasonably be expected to prevent said transactions from qualifying as a "reorganization" under Section 368(a) of the Code. This Agreement shall be, and hereby is, adopted by CryoPort as a plan of reorganization for purposes of Section 368 of the Code.

Section 8.3 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

Section 8.4 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

Section 8.5 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

SECTION 8.6. EXPENSES. Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 8.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws provisions thereof.

SECTION 8.5. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 8.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 8.7. AMENDMENT. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 8.8. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

SECTION 8.9. NOTICES. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

CryoPort Systems, Inc.
451 Atlas Street
Brea, California 92821
Phone 714-256-6104
Fax 714-256-6110
Peter Berry, President and Chief Executive Officer

AND,

G T 5-Limited
36181 East Lake Rd.,
1112 Suite 170
Palm Harbor, FL34685
Fax 727-937-1074
Phone 727-937-4374 or 727-204-4627
Dante M. Panella, President

SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

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Signature page to Stock Exchange Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Stock Exchange Agreement to be duly executed and delivered as of the date set forth above.

CryoPort Systems, Inc.     G T 5-Limited

By:_/s/ Patrick L. Mullens_ _     By:/s/ Dante M. Panella
Patrick Mullens, M.D., President     Dante M. Panella, President

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